STOCK SALE AGREEMENT


                                  by and among


                                 MERISEL, INC.,


                             MERISEL AMERICAS, INC.


                                       and


                             ARROW ELECTRONICS, INC.


                                   dated as of


                               September 15, 2000



                                Table of Contents

ARTICLE I         PURCHASE AND SALE OF SHARES............................................................1
Section 1.1       Sale and Transfer of Shares............................................................1
Section 1.2       The Purchase Price.....................................................................1
Section 1.3       Closing and Post-Closing Adjustments...................................................2
Section 1.4       Payment of Deferred Purchase Price and Additional Purchase Price.......................3
Section 1.5       Further Assurances.....................................................................5

ARTICLE II        THE CLOSING............................................................................5
Section 2.1       The Closing............................................................................5
Section 2.2       Deliveries by Seller...................................................................6
Section 2.3       Deliveries by Purchaser................................................................6

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER....................................7
Section 3.1       Organization...........................................................................7
Section 3.2       Authorization..........................................................................7
Section 3.3       Execution; Validity of Agreement.......................................................7
Section 3.4       Consents and Approvals; No Violations..................................................8
Section 3.5       Ownership and Possession of Shares.....................................................8
Section 3.6       Good Title Conveyed....................................................................9
Section 3.7       Capitalization.........................................................................9
Section 3.8       Organization; Qualification of Company.................................................9
Section 3.9       Subsidiaries...........................................................................9
Section 3.10      Financial Statements..................................................................10
Section 3.11      No Undisclosed Liabilities............................................................10
Section 3.12      Absence of Certain Changes............................................................10
Section 3.13      Title to Properties; Encumbrancesh....................................................13
Section 3.14      Real Property; Leases.................................................................13
Section 3.15      Contracts and Commitments.............................................................13
Section 3.16      Insurance.............................................................................14
Section 3.17      Casualties............................................................................14
Section 3.18      Litigation............................................................................14
Section 3.19      Environmental Matters.................................................................15


Section 3.20      Compliance with Laws..................................................................15
Section 3.21      Employee Benefit Plans................................................................15
Section 3.22      Tax Matters...........................................................................16
Section 3.23      Intellectual Property.................................................................17
Section 3.24      Labor Matters.........................................................................18
Section 3.25      Value-Added Business..................................................................19
Section 3.26      No Powers of Attorney.................................................................19
Section 3.27      Licenses..............................................................................19
Section 3.28      Affiliate Transactions................................................................19
Section 3.29      Substantial Customers.................................................................20
Section 3.30      Inventory; Accounts Receivable........................................................20
Section 3.31      Rights of Return......................................................................20
Section 3.32      Trading Practices; Ethical Standards..................................................21
Section 3.33      Bank and Brokerage Accounts; Investment Assets........................................21
Section 3.34      Solvency; Liquidity...................................................................21
Section 3.35      Brokers or Finders....................................................................22
Section 3.36      No Other Representations..............................................................22

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................22
Section 4.1       Organization..........................................................................22
Section 4.2       Authorization; Validity of Agreement..................................................23
Section 4.3       Consents and Approvals; No Violations.................................................23
Section 4.4       Acquisition of Shares for Investment; Accredited Investor.............................24
Section 4.5       Availability of Funds.................................................................24
Section 4.6       Litigation............................................................................24
Section 4.7       Investigation by Purchaser............................................................24
Section 4.8       Brokers or Finders....................................................................24

ARTICLE V         COVENANTS.............................................................................25
Section 5.1       Interim Operations of the Company.....................................................25
Section 5.2       Access; Confidentiality...............................................................25
Section 5.3       Efforts and Actions to Cause Closing to Occur.........................................26
Section 5.4       Tax Matters...........................................................................28
Section 5.5       Publicity.............................................................................34
Section 5.6       Employees; Employee Benefits..........................................................35
Section 5.7       Transition Services Agreement; Lease Agreement........................................36
Section 5.8       Intercompany Arrangements; Accounts Receivable........................................36


Section 5.9       Maintenance of Books and Records......................................................37
Section 5.10      Seller's Trademarks and Logos.........................................................37
Section 5.11      Insurance Policies....................................................................38
Section 5.12      No Solicitation.......................................................................39
Section 5.13      Noncompetition; No Raid...............................................................40
Section 5.14      Employment Agreements.................................................................41
Section 5.15      Removal as Guarantor..................................................................41
Section 5.16      Use of Proceeds.......................................................................41
Section 5.17      Additional License....................................................................41
Section 5.18      Cooperation...........................................................................42
Section 5.19      Seller's Lease........................................................................42

ARTICLE VI        CONDITIONS............................................................................42
Section 6.1       Conditions to Each Party's Obligation to Effect the Closing...........................42
Section 6.2       Conditions to Obligations of Purchaser to Effect the Closing..........................43
Section 6.3       Conditions to Obligations of Parent and Seller to Effect the Closing..................44

ARTICLE VII TERMINATION.................................................................................45
Section 7.1       Survival of Representations and Warranties............................................45
Section 7.2       Termination...........................................................................45
Section 7.3       Effect of Termination.................................................................46
Section 7.4       Termination Fee.......................................................................47

ARTICLE VIII INDEMNIFICATION............................................................................47
Section 8.1       Indemnification; Remedies.............................................................47
Section 8.2       Notice of Claim; Defense..............................................................50
Section 8.3       Resolution of All Tax-Related Disputes................................................52
Section 8.4       Tax Effect of Indemnification Payments................................................52
Section 8.5       No Duplication; Sole Remedy Procedures................................................52
Section 8.6       No Right of Off-set/Set-off...........................................................53

ARTICLE IX        DEFINITIONS AND INTERPRETATION........................................................53
Section 9.1       Definitions...........................................................................53
Section 9.2       Interpretation........................................................................62

ARTICLE X         MISCELLANEOUS.........................................................................63
Section 10.1      Fees and Expenses.....................................................................63
Section 10.2      Amendment and Modification............................................................63
Section 10.3      Notices...............................................................................64
Section 10.4      Counterparts..........................................................................65
Section 10.5      Entire Agreement; No Third Party Beneficiaries........................................65
Section 10.6      Severability..........................................................................65
Section 10.7      Governing Law.........................................................................66
Section 10.8      Venue.................................................................................66
Section 10.9      Time of Essence.......................................................................66
Section 10.10     Extension; Waiver.....................................................................66
Section 10.11     Assignment............................................................................66


EXHIBITS

Exhibit A.........Transition Services Term Sheet
Exhibit B.........Lease Agreement

                              STOCK SALE AGREEMENT


                  Stock Sale Agreement, dated as of September 15, 2000, by and among Arrow Electronics, Inc., a New York corporation, Merisel, Inc., a Delaware corporation, and Merisel Americas, Inc., a Delaware corporation and a wholly owned subsidiary of Merisel, Inc. and the holder of all the capital stock of Merisel Open Computing Alliance, Inc., a Delaware corporation. Certain capitalized terms used in this Agreement have the meanings assigned to them in
Article IX.

                  WHEREAS, Seller owns all of the issued and outstanding Shares of the Company; and

                  WHEREAS, each of the Boards of Directors of Purchaser, Parent and Seller has approved the acquisition of the Company by Purchaser, which acquisition is to be effected by the purchase of all the outstanding capital stock of the Company by Purchaser upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                           PURCHASE AND SALE OF SHARES

Section 1.1 Sale and Transfer of Shares. Subject to the terms and conditions of this Agreement, at the Closing Seller shall sell, convey, assign, transfer and deliver to Purchaser all of Seller's right, title and interest in and to the issued and outstanding Shares, free and clear of all Encumbrances, except for any Encumbrance arising under the Securities Act or any applicable state securities laws.

Section 1.2 The Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Purchaser of the Shares, at the Closing Purchaser shall pay to Seller an amount of cash equal to $110,000,000, subject to any adjustments pursuant to Sections 1.3 and 1.4 (the "Purchase Price").

Section 1.3   Closing and Post-Closing Adjustments.
              ------------------------------------

(a) No later than two (2) days before the Closing Date, Seller shall prepare, or cause to be prepared, and deliver to Purchaser a Preliminary Closing Balance Sheet and its calculation of the Preliminary Working Capital. The value of the inventory to be included in Preliminary Working Capital shall be determined as follows. Promptly after the date hereof, Purchaser and Seller shall work together in good faith to determine the value of the inventory based upon saleability, returnability and reserves taken in accordance with past practices. In the event that Purchaser and Seller cannot agree upon the value of the inventory, the disputed amount shall not be included in the inventory reflected on the Preliminary Closing Balance Sheet, and Seller shall reserve all rights to dispute such valuation pursuant to Section 1.3(d).

(b) The amount by which the Preliminary Working Capital is greater or lesser than the Balance Sheet Working Capital shall be added to or subtracted from, as the case may be, the Purchase Price to be paid by Purchaser to Seller at the Closing. For purposes of illustration, an example of the calculation of Preliminary Working Capital and the adjustment to the Purchase Price is set forth in Section 1.3(b) of the Disclosure Schedule.

(c) No later than sixty (60) days after the Closing Date, Seller shall prepare, or cause to be prepared, and deliver to Purchaser the Closing Balance Sheet and its calculation of Closing Working Capital. The Company shall, and Purchaser shall cause the Company to, make available to Seller such employees and records of the Company as may be necessary for the preparation of the Closing Balance Sheet. The value of the inventory reflected on the Closing Balance Sheet shall be determined based upon its saleability, returnability and reserves taken in accordance with past practice.

(d) Within fifteen (15) days following receipt of the Closing Balance Sheet, Purchaser shall inform Seller in writing of any objections to the calculations on the Closing Balance Sheet (the "Objections"), setting forth written explanations of the Objections and the adjustments which Purchaser believes should be made, including, without limitation, any adjustments to inventory consistent with the inventory valuation methodology set forth in Sections 1.3(a) and (c). Following notice of the Objections, Seller shall have fifteen (15) days to review and respond in writing to the Objections setting forth written explanations in those areas where it disagrees with the Objections. Purchaser and Seller will then have an additional fifteen (15) days at the end of such period to attempt to resolve in good faith the Objections.

(e) If Purchaser and Seller are unable to resolve all of their disagreements with respect to the Objections within the time periods specified in Section 1.3(d), above, they shall refer any unresolved Objections to a nationally recognized firm of independent certified public accountants as to which the parties mutually agree (the "Arbitrator"), who shall determine, based on the information submitted by Purchaser and Seller (and not by independent review), and only with respect to the remaining differences so submitted, whether and to what extent Closing Working Capital, as shown on the Closing Balance Sheet, requires adjustment. The Arbitrator's determination, which shall be given to Purchaser and Seller within thirty (30) days of referral to the Arbitrator, shall be final and binding upon the parties hereto. The fees and expenses of such Arbitrator shall be paid one-half by Buyer and one-half by Sellers.

(f) If the Closing Working Capital is greater than the Preliminary Working Capital, then the difference shall be paid by Purchaser to Seller within five
(5) business days of the final determination of the amount of such adjustment, which shall be payable in cash by wire transfer or delivery of immediately available funds. If the Closing Working Capital is less than the Preliminary Working Capital, then the difference shall be paid by Parent or Seller to Purchaser within five business days of the final determination of the amount of such adjustment, which shall be payable in cash by wire transfer or delivery of immediately available funds.

(g) For all Tax purposes, any post-Closing Purchase Price adjustment pursuant to Sections 1.3(f) and 1.4(d) shall be treated as an adjustment to the Purchase Price.

Section 1.4   Payment of Deferred Purchase Price and Additional Purchase Price.
              ----------------------------------------------------------------

(a) Within ten (10) business days after February 28, 2001, Purchaser shall prepare and deliver to Seller a worksheet ("Renewal Worksheet"), which shall set forth in reasonable detail the following information concerning the selection by resellers or service providers authorized by Sun ("Sun Resellers") of the distributors from which they will purchase Sun products ("Designated Distributor"):

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

(i) names of Sun Resellers who at such date had changed from the Company as their most recent Designated Distributor to another party as their Designated Distributor ("Lost Resellers");

(ii) names of Sun Resellers who at such date had changed from another party as their most recent Designated Distributor to the Company as their Designated Distributor or who are new Sun Resellers ("Gained Resellers"); and

(iii) the revenue to the Designated Distributors of each Lost Reseller and Gained Reseller from sales of Sun products during the prior 12 months (the "Revenue Amount").

(b) The Company shall, and Purchaser shall cause the Company to, make available to Seller such employees and records of the Company as may be necessary for Seller's review of the Renewal Worksheet. Within ten (10) days following receipt of the Renewal Worksheet, Seller shall inform Purchaser in writing of any objections to the calculations on the Renewal Worksheet (the "Renewal Worksheet Objections"), setting forth written explanations of the Renewal Worksheet Objections and the adjustments which Seller believes should be made. Following notice of the Renewal Worksheet Objections, Purchaser shall have five (5) days to review and respond in writing to the Renewal Worksheet Objections setting forth written explanations in those areas where it disagrees with the Renewal Worksheet Objections. Purchaser and Seller will then have an additional ten (10) days at the end of such period to attempt to resolve in good faith the Renewal Worksheet Objections.

(c) If Purchaser and Seller are unable to resolve all of their disagreements with respect to the Renewal Worksheet Objections within the time periods specified in Section 1.4(b), they shall refer any unresolved Renewal Worksheet Objections to a nationally recognized firm of independent certified public accountants as to which the parties mutually agree (the "Renewal Worksheet Arbitrator"), who shall determine, based on the information submitted by Purchaser and Seller (and not by independent review), and only with respect to the remaining differences so submitted, whether and to what extent the Renewal Worksheet requires adjustment. The Renewal Worksheet Arbitrator's determination, which shall be given to Purchaser and Seller within thirty (30) days of referral to the Renewal Worksheet Arbitrator, shall be final and binding upon the parties hereto.

The fees and expenses of such Renewal Worksheet Arbitrator shall be paid one-half by Purchaser and one-half by Seller.

(d) If the aggregate Revenue Amount from Gained Resellers equals or exceeds the aggregate Revenue Amount from Lost Resellers ("Net Revenue Gain"), Seller shall be entitled to be paid (1) $25,000,000 ("Deferred Purchase Price") plus (2) in an amount equal to $1.00 for each $8.00 of Net Revenue Gain up to an additional $12,500,000 (the "Additional Purchase Price"). If the aggregate Revenue Amount from Lost Resellers exceeds the aggregate Revenue Amount from Gained Resellers ("Net Revenue Loss"), Seller shall be entitled to be paid the Deferred Purchase Price reduced by $1.00 for each $8.00 of Net Revenue Loss (up to a maximum deduction equal to the Deferred Purchase Price). Any amounts payable to Seller pursuant to this Section 1.4 (d) shall be paid by Purchaser to Seller within two business days of the final determination of such amount, in cash by wire transfer or delivery of immediately available funds.

Section 1.5   Further Assurances.
              ------------------

(a) At any time or from time to time after the Closing, Parent and Seller shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by law, to put Purchaser in actual possession and operating control of the Company and its properties and assets and books and records, and otherwise to cause Seller to fulfill its obligations under this Agreement.

(b) Notwithstanding anything to the contrary contained in this Section 1.5, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section 1.5 shall be subject to applicable rules relating to discovery.




                                   ARTICLE II

                                   THE CLOSING

Section 2.1 The Closing. The sale and transfer of the Shares by Seller to Purchaser shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, at 10:00 a.m., local time, on the later of (a) September 29, 2000 or (b) the first Friday at least four business days after the satisfaction and/or waiver of all conditions to close set forth in Article VI (other than conditions which can be satisfied only by the delivery of certificates or other documents at the Closing), unless another date or place is agreed in writing by each of the parties hereto.

Section 2.2   Deliveries by Seller.  At the Closing, Seller shall deliver to
Purchaser:


(a) one or more certificates representing all of Seller's right, title and interest in and to the issued and outstanding Shares, each such certificate to be duly and validly endorsed in favor of Purchaser or accompanied by a separate stock power duly and validly executed by Seller with requisite stock transfer stamps, if any, and otherwise sufficient to vest in Purchaser good and valid title to such Shares;

(b)      resignations of each director of the Company;

(c)      executed copies of the consents referred to in Section 6.1(c);

(d)      all of the minute books and stock ledgers for the Company;

(e) a certification of non-foreign status for Seller in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder; and

(f) all other previously undelivered documents required to be delivered by Parent or Seller to Purchaser at or prior to the Closing in connection with the Transactions.

Section 2.3 Deliveries by Purchaser. Simultaneously with the Closing, Purchaser shall:


(a) transfer the amount set forth in Section 1.2 to an account designated by Seller prior to the Closing by wire transfer in immediately available funds; and

(b) deliver to Seller such other documents as are required to be delivered by Purchaser to Seller pursuant hereto.

                                  ARTICLE III

                               REPRESENTATIONS AND
                         WARRANTIES OF PARENT AND SELLER

                  Except as set forth in the Disclosure Schedule delivered to Purchaser by Seller simultaneously with the execution hereof or as expressly disclosed in the Financial Statements, Parent and Seller each represents and warrants to Purchaser as follows:

Section 3.1 Organization. Each of Parent and Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on Parent's or Seller's ability to consummate the Transactions.

Section 3.2 Authorization. Each of Parent and Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by each of Parent and Seller of this Agreement and the consummation of the Transactions have been duly authorized by the respective Boards of Directors of Parent and Seller, and no other corporate action on the part of Parent or Seller is necessary to authorize the execution and delivery by each of Parent and Seller of this Agreement or the consummation of the Transactions. No vote of, or consent by, the holders of any class or series of stock issued by Parent is necessary to authorize the execution and delivery by Parent of this Agreement or the consummation by it of the Transactions.

Section 3.3 Execution; Validity of Agreement. This Agreement has been duly executed and delivered by each of Parent and Seller, and, assuming due and valid authorization, execution and delivery hereof by Purchaser, is a valid and binding obligation of each of Parent and Seller, enforceable against each of Parent and Seller in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

Section 3.4 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act or as set forth in Section 3.4 of the Disclosure Schedule, none of the execution, delivery or performance of this Agreement by each of Parent and Seller, the consummation of the Transactions or compliance by each of Parent and Seller with any of the provisions hereof will
(a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company, Parent or Seller, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (including with respect to the Company), (c) (i) result in a violation or breach of, (ii) constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, (iii) require Seller or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Encumbrance upon Seller or the Company or any of their respective properties and assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, Seller or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, Seller, any of their respective Subsidiaries or any of their respective properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which (A) would not, individually or in the aggregate, have a material adverse effect on Parent's or Seller's ability to consummate the Transactions or (B) would become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Purchaser.

Section 3.5 Ownership and Possession of Shares. Seller is the record and beneficial owner of all the issued and outstanding Shares. The certificates representing the Shares are now and at all times from the date hereof through the Closing shall be held of record by Seller free and clear of all Encumbrances whatso-
ever,   except  for  any  Encumbrances   created  by  this  Agreement  and
Encumbrances arising under the Securities Act or any applicable state securities laws.

Section 3.6 Good Title Conveyed. The stock certificates, stock powers, endorsements, assignments and other instruments to be executed and delivered by Seller to Purchaser at the Closing will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, and will effectively vest in Purchaser good and valid title to all the Shares, free and clear of all Encumbrances, except restrictions on transfer imposed by the Securities Act and any applicable state securities laws.

Section 3.7 Capitalization. The authorized capital stock of the Company consists of 1,000 Shares. As of the date hereof, (a) 100 Shares are issued and outstanding, (b) no Shares are owned by any Person other than Seller, and (c) no Shares are issued and held in the treasury of the Company. All the outstanding Shares are duly authorized, validly issued, fully paid and non-assessable. Except as set forth above, as of the date hereof, (x) there are no shares of capital stock of the Company authorized, issued or outstanding, and (y) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of the Company.

Section 3.8 Organization; Qualification of Company. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for those jurisdictions in which the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Section
3.8 of the Disclosure Schedule. Seller has heretofore delivered to Purchaser complete and correct copies of the certificate of incorporation and by-laws of the Company as presently in effect.

Section 3.9 Subsidiaries. The Company does not own, directly or indirectly, any of the capital stock or other equities of any Person.

Section 3.10 Financial Statements. True and complete copies of the Financial Statements, together with the related auditors reports, are included in Section
3.10 of the Disclosure Schedule. The Financial Statements have been prepared from, are in accordance with and accurately reflect the books and records of the Company, comply in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company as a division of Parent as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end audit adjustments which are not material).

Section 3.11 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business since the Balance Sheet Date, the Company has not incurred any liability or obligation of any nature, whether or not accrued, contingent or otherwise, that has had or constitutes or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.12 Absence of Certain Changes. Except as set forth in Section 3.12 of the Disclosure Schedule or as otherwise provided in this Agreement, during the period since the Balance Sheet Date through the date hereof, the Company has conducted its business only in the ordinary course consistent with past practice, and the Company has not:

(a) suffered any change in its working capital, financial condition, results of operations, assets or liabilities or any other event or development which constitutes or would reasonably be expected to have a Company Material Adverse Effect;

(b) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date;

(c) (i) incurred or cancelled any debts, other than trade payables or intercompany accounts to be converted or terminated pursuant to Section 5.8, or
(ii) waived any claims or rights of  substantial  value,  in the case of clauses
(i) or (ii) except in the ordinary course of business consistent with past practice;

(d) acquired any properties and assets, or sold, transferred, or otherwise disposed (including the incurrence of an Encumbrance on) of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business consistent with past practice;

(e) disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed to any Person other than representatives of Purchaser any material trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

(f) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profitsharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, other than normal recurring increases in the ordinary course of business or pursuant to plans or agreements listed in the Disclosure Schedule;

(g) split, combined or reclassified any shares of any capital stock of the Company; or directly or indirectly redeemed, purchased or otherwise acquired any such capital stock of or any option, warrant, call, pre-emptive right, subscription or other such right with respect to the capital stock of the Company;

(h) authorized, issued, sold or otherwise disposed of or pledged or otherwise encumbered any shares of capital stock of, or option, warrant, call, pre-emptive right, subscription or other such right with respect to the capital stock of, the Company, or modified or amended of any right of any holder of any such security;

(i) made any write-off or write-down or determined to write-off or write-down any of the properties and assets of the Company individually or in the aggregate in a material amount;

(j) acquired or disposed of, or incurred any Encumbrance on, any properties or assets of the Company, other than in the ordinary course of business consistent with past practice;

(k) (i) amended the certificate of incorporation or by-laws (or other comparable corporate charter documents) of the Company, (ii) recapitalized, restructuring, reorganized, liquidated, dissolved, merged or consolidated the Company with any other Person, or (iii) changed the fiscal year of the Company;

(l) entered into, amended, modified or terminated (partially or completely) in any material way, granted a material waiver under or gave any material consent with respect to any material contract of or any material License held by the Company;

(m) made any material capital expenditures or commitments for additions to property, plant or equipment of the Company;

(n) commenced or terminated any line of business of the Company;

(o) entered into any transactions with Parent, Seller or any officer, director or Affiliate (other than the Company) of Parent or Seller (i) outside the ordinary course of business consistent with past practice or (ii) other than on an arm's-length basis, other than pursuant to any contract in effect on the Balance Sheet Date and disclosed pursuant to Section 3.28 of the Disclosure Schedule;

(p) permitted any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated;

(q) materially changed (x) any accounting, tax or financial reporting practice or policy or (y) other than in the ordinary course of business consistent with past practice, any pricing, inventory, credit, bad debt or reserve practice or policy;

(r) agreed to or committed to take any action that would result in any of the conditions to the Closing set forth in Article VI not being satisfied, or would make any representation or warranty of Purchaser contained herein inaccurate in any material respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of Purchaser, Parent or Seller to consummate the Closing in accordance with the terms hereof or materially delay such consummation; or

(s) agreed, whether in writing or otherwise, to take any action described in this section.

Section 3.13 Title to Properties; Encumbrancesh. Except for property and assets sold since the Balance Sheet Date in the ordinary course of business or as otherwise provided in this Agreement, the Company has good and valid title to each of the properties and assets reflected on the Balance Sheet, free and clear of all material Encumbrances not disclosed on the Balance Sheet or on Section
3.13 of the Disclosure Schedule, and those properties and assets, including any acquired since the Balance Sheet Date, are all of the properties and assets reasonably necessary for the conduct of the business of the Company as currently conducted, except as set forth on Section 3.13 of the Disclosure Schedule.

Section  3.14     Real  Property;  Leases.  The Company  owns no real  property.
Section 3.14 of the Disclosure Schedule contains a list of all Leases and a true and complete copy of each such Lease has heretofore been delivered to Purchaser. Each Lease is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect. There is no existing, and neither Parent, Seller nor the Company has received notice of any, default by the Company under any of the Leases which constitutes or would reasonably be expected to constitute a Company Material Adverse Effect.

Section 3.15      Contracts and Commitments.
                  -------------------------

(a) All of the contracts and other agreements of the Company were entered into in bona fide transactions in the ordinary course of business. Section 3.15(a) of the Disclosure Schedule sets forth a complete and correct list of all contracts and other agreements to which the Company is a party, except for (i) contracts involving obligations not exceeding $150,000 individually or $1,000,000 for any one kind of related contract in the aggregate, (ii) purchase orders with the Company's customers or suppliers in the ordinary course of business consistent with past practice and (iii) contracts that are no longer in effect. Except as set forth on Section 3.15(a) of the Disclosure Schedule, to the Knowledge of Parent and Seller, there is not under any such contract any existing default by the Company, or any event or circumstance which, after notice or lapse of time or both, would constitute a default by the Company, or to the knowledge of Parent and Seller, by the other party, or result in a right to accelerate or loss of rights as against the Company which would reasonably be expected to result in Losses in excess of $25,000 individually or $100,000 in the aggregate for all kinds of contracts. There are no contracts or agreements which are required under GAAP to be provided for or disclosed in the Financial Statements which have not been so provided for or disclosed.

(b) The Company does not have outstanding any agreement to acquire any debt obligations of others.

(c) Section 3.15(c) of the Disclosure Schedule contains a list of all written employment, severance and change of control agreements or arrangements.

(d) Section 3.15(d) of the Disclosure Schedule contains a list of all contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any person, or prohibiting or limiting the ability of any Person to compete with the Company.

Section 3.16 Insurance. Section 3.16 of the Disclosure Schedule sets forth a true and complete list and description of all material insurance policies in effect as of the date hereof material with respect to the business, property or assets of the Company.

Section 3.17 Casualties. Since the Balance Sheet Date, the Company has not been affected as a result of flood, fire or explosion which constitutes a Company Material Adverse Effect.

Section  3.18     Litigation.  Except  as  set  forth  in  Section  3.18  of the
Disclosure Schedule, there is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Entity pending or, to the Knowledge of Parent and Seller, threatened against or involving the Company which (i) questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the Transactions, or (ii) individually or in the aggregate, if determined adversely to Parent, Seller or the Company, would reasonably be expected to result in (x) any injunction or other equitable relief against the Company that would interfere in any material respect with its business or operations or (y) any material Losses suffered or incurred by the Company. Prior to the execution of this Agreement, Seller has delivered to Purchaser all responses of counsel for the Company to auditors= requests for information delivered in connection with the audited Financial Statements (together with any updates provided by such counsel) regarding any actions or proceedings pending or threatened against, relating to or affecting the Company.

Section 3.19 Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of Parent and Seller, (a) the Company is in material compliance with all applicable Environmental Laws, (b) the Company has not received any written notice with respect to the business of, or any property owned or leased by, the Company from any governmental entity or third party alleging that the Company is not in material compliance with any Environmental Law, and (c) there has been no "release" of a "hazardous substance," as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ' 9601 et seq. (ACERCLA@), for which the Company would be responsible for removal, response or remedial costs as defined under CERCLA.

Section 3.20 Compliance with Laws. To the Knowledge of Parent and Seller, the Company has complied in a timely manner and in all respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof that apply to the business, properties or assets of the Company, except for violations that would not reasonably be expected to constitute a Company Material Adverse Effect.

Section 3.21   Employee Benefit Plans.

(a) Section 3.21 of the Disclosure Schedule contains a true and complete list of all Plans. The Company has heretofore made available to Purchaser a true and complete copy of each written Plan and any amendments thereto and each agreement creating or modifying any related trust or other funding vehicle. Except as provided in Section 3.21 of the Disclosure Schedule, none of the plans is sponsored by the Company.

(b) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full and none of the Plans is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

(c) The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

(d) No Title IV Plan is a "multi-employer pension plan," as defined in Section 3(37) of ERISA, nor is any Title IV Plan a plan described in Section 4063(a) of ERISA.

(e) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including ERISA and the Code.

(f) Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified.

(g) Except as provided in Section 3.21 of the Disclosure Schedule, none of the Plans could result in the payment to any employee of the Company of any money or other property or accelerate or provide any other rights or benefits to any employee of the Company as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

(h)  Except as set  forth in  Section  5.6(a)(ii)  of the  Disclosure  Schedule,
Section 5.6(a)(i) of the Disclosure Schedule is a true and complete list of each person who is actively employed and working primarily for the Company on the date hereof, and all such persons are all of the persons reasonably required to conduct the business of the Company.

Section 3.22   Tax Matters.
               -----------

(a) The Company has filed (or there has been filed on its behalf) with appropriate Taxing Authorities all Tax Returns required to be filed by the Company on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects. The Company has paid all Taxes that are shown as due on all such Tax Returns.

(b) There are no liens for Taxes upon any property or assets of the Company, except for liens for Taxes not yet due.

(c) To the Knowledge of Parent and Seller, no federal, state, local or foreign audits, examinations, investigations or other administrative proceedings or court proceedings are presently pending or proposed in writing with regard to any Taxes or Tax Returns filed by or on behalf of the Company.

(d) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company.

(e) No consent under Section 341(f) of the Code has been filed with respect to the Company.

(f) No deficiency for any Taxes has been assessed or proposed in writing (and is currently pending) by any Taxing Authority in connection with the Tax Returns described in Section 3.22(a).

(g) The Company was incorporated in December 1999 and commenced operations in April 2000. The Company has not filed a United States federal income tax return. No statutes of limitation have expired with respect to Taxes of the Company.

(h) The Company has never been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a) filing consolidated Tax Returns, other than the affiliated group of which Parent is the common parent. The Company is not a party to, is not bound by, and does not have any obligation under, any agreement relating to the allocation or sharing of Taxes. The Company does not have any liability for the Taxes of any person other than the Company and any member of the affiliated group of which Parent is the common parent, as a transferee, or successor or otherwise (including, without limitation, any liability under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law).

(i) Section 3.22 of the Disclosure Schedule contains a complete list of all jurisdictions in which Tax Returns are filed or required to be filed by or on behalf of the Company.

Section 3.23 Intellectual Property. Except as set forth in Section 3.23 of the Disclosure Schedule:

(a) As of the Closing Date, the Company will own free and clear of all Encumbrances, the trademark "MOCA." The Company owns free and clear of all Encumbrances, or is licensed or otherwise possesses legally enforceable rights to use, the other Company Intellectual Property, and is not obligated to grant any material contractual rights to any third party with respect thereto. As of the Closing Date, Parent and Seller shall have assigned all of their right, title and interest in the trademark "MOCA" to the Company.

(b) There are no current ongoing, or to the Knowledge of Parent and Seller threatened, legal proceedings against the Company with respect to the Company Intellectual Property that would reasonably be expected to have a Company Material Adverse Effect.

(c) To the Knowledge of Parent and Seller, the Company=s use of Company Intellectual Property in the conduct of the business of the Company as currently conducted does not infringe any Intellectual Property rights of any Person.

(d) The Company has not received any written notice from any other Person pertaining to or challenging the right of the Company to use any of the Company Intellectual Property, and to the Knowledge of Parent and Seller, no such claim has been threatened by any Person that would reasonably be expected to have a Company Material Adverse Effect.

Section 3.24   Labor Matters.
               -------------

(a) There is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the Knowledge of Parent and Seller, threatened against the Company.

(b) Neither Parent, Seller nor the Company is a party to or bound by any collective bargaining agreement with, and no employees of the Company are members of or, to the Knowledge of Parent and Seller, have threatened to become members of, any labor organization representing employees of the Company.

(c) No labor union has been certified by the National Labor Relations Board as bargaining agent for any of the employees of the Company.

(d) The Company has not experienced any material work stoppage or other material labor difficulty during the two-year period ending on the date hereof, and during such period the Company has complied with all laws relating to the employment, including without limitation those relating to wages, hours and collective bargaining.

(e) There is no unfair labor practice charge or complaint against the Company pending or threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Entity, and no such charge or complaint has been brought before any such entity during the past two
(2) years.

(f) Since the enactment of the WARN Act, the Company has not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, and there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company.

Section 3.25 ...Value-Added Business. The products assembled and sold by or on behalf of the Company under its value-added business (i) are first quality merchandise, useable and saleable in the ordinary course of business within a period of not more than twelve (12) months, (ii) were assembled in conformity in all material respects with applicable specifications and quality control standards of customers and suppliers and in conformity with all applicable laws, rules and regulations and (iii) are not obsolete, damaged, defective or shopworn.

Section 3.26 ...No Powers of Attorney. The Company does not have any powers of attorney or comparable delegations of authority outstanding.

Section 3.27 ...Licenses. The Company owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations, a true and complete list and description of which (including all pending applications for any such Licenses) is set forth in Section 3.27 of the Disclosure Schedule. Each License listed in Section 3.27 of the Disclosure
Schedule is valid, binding and in full force and effect, and the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

Section 3.28 ...Affiliate Transactions. Each contract, agreement or arrangement between Parent or Seller or any officer, director or Affiliate (other than the Company) of Parent or Seller, on the one hand, and the Company, on the other hand, existing as of the date of this Agreement is listed and described on Section 3.28 of the Disclosure Schedule, and all such contracts, agreements and arrangements will be terminated effective as of the close of business on the Closing Date except as set forth on Section 3.28 of the Disclosure Schedule.

Section 3.29 Substantial Customers. Section 3.29 of the Disclosure Schedule lists the twenty (20) largest customers of the Company, on the basis of revenues for goods sold or services provided for the fiscal quarter ended June 30, 2000. Except as disclosed in Section 3.29 of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to the Company since the Balance Sheet Date, or to the Knowledge of Parent and Seller, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof.

Section 3.30   Inventory; Accounts Receivable.
               ------------------------------

                  (a) Except as disclosed in Section 3.30 of the Disclosure Schedule, none of the items of the inventory of the Company was purchased from a source other than the manufacturer thereof and all such items of inventory are held at Seller's warehouses identified on Section 3.30 of the Disclosure Schedule. Except as disclosed in Section 3.30 of the Disclosure Schedule, all such items of inventory meet the requirements for return to the manufacturer under the applicable authorized distribution agreement other than as a result of quantity limitations with respect to such return rights.

                  (b) Except as set forth on Section 3.30 of the Disclosure Schedule, the accounts and notes receivable net of any applicable reserves included in the Closing Balance Sheet of the Company (i) arose from bona fide sales transactions in the ordinary course of business and are payable consistent with past practice, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim except as may be required by law and (iv) are not the subject of any action, suit or proceeding brought by or on behalf of the Company. Section 3.30 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of such accounts and notes receivable.

Section 3.31 Rights of Return. Except as set forth on Section 3.31 of the Disclosure Schedule, the Company has not sold any inventory which the purchaser thereof has the right to return to the Company or cause the Company to repurchase for any reason except (i) pursuant to the customary express warranties of the Company for product quality or mistake in shipment or implied warranties at law for title and against infringement, (ii) to the extent the same will be reflected in reserves on the Balance Sheet or (iii) for inventory having a value not exceeding $50,000 individually or $250,000 in the aggregate. Except as disclosed in Section 3.31 of the Disclosure Schedule, the Company does not provide any express warranties to its customers other than warranties provided by the manufacturer.

Section 3.32 Trading Practices; Ethical Standards. The directors, employees and independent commission agents of the Company are in compliance with ethical standards and other trading practices mandated by applicable laws and contractual arrangements and have not made payments to any third parties other than in the ordinary course of business or pursuant to contracts.

Section 3.33 Bank and Brokerage Accounts; Investment Assets. Section 3.33 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto.

Section 3.34 Solvency; Liquidity. Neither Parent nor Seller is entering into this Agreement, nor does either of Parent or Seller intend to consummate the Transactions, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date on a pro forma basis after giving effect to the Transactions:

(a) the present fair salable value (on a going concern basis) of Seller will exceed the probable liability of Seller on its Debts and the present fair salable value (on a going concern basis) of Parent will exceed the probable liability of Parent on its Debts.

(b) neither Parent nor Seller has incurred, nor does either of Parent or Seller intend or believe that it will incur, Debts beyond its ability to pay as such Debts mature (taking into account the timing and amounts of cash to be received from any source including any refinancing of, and of amounts to be payable on or in respect of, Debts);

(c) the property of each of Parent and Seller does not constitute unreasonably small capital with which to conduct its present or proposed business; and

(d) except as disclosed in Section 3.34(d) of the Disclosure Schedule, there is not under any contract relating to indebtedness any existing default by Parent or Seller, or any event or circumstance which, after notice or lapse of time or both, would constitute a default by Parent or Seller, which default gives rise to a right to accelerate the right to receive payment thereunder.

Section 3.35 Brokers or Finders. Neither Parent, Seller nor the Company has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, except Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm.

Section 3.36 No Other Representations. Except for the representations and warranties contained in this Article III, neither Parent nor Seller nor any other person or entity acting on behalf of Parent or Seller makes any representation or warranty, express or implied.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

                  Purchaser represents and warrant to Parent and Seller that:

Section 4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of New York and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on Purchaser's ability to consummate the Transactions.

Section 4.2 Authorization; Validity of Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Directors of Purchaser, and no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation of the Transactions. No vote of, or consent by, the holders of any class or series of stock issued by Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by Purchaser, and, assuming due and valid authorization, execution and delivery hereof by Parent and Seller, is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

Section 4.3 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, none of the execution, delivery or performance of this Agreement by Purchaser, the consummation by Purchaser of the Transactions or compliance by Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Purchaser, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (including with respect to the Company), (c) (i) result in a violation or breach of, (ii) constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and

(d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Purchaser's ability to consummate the Transactions.

Section 4.4       Acquisition of Shares for Investment; Accredited Investor.
                  ---------------------------------------------------------

(a) The Shares will be acquired by Purchaser (or, if applicable, its assignee pursuant to Section 10.11) for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of Purchaser (or such assignee, as the case may be). Purchaser (or such assignee, as the case may be) will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act or applicable state securities laws.

(b) Purchaser is an "accredited investor" as defined in Rule 501 of Registration D under the Securities Act.

Section 4.5 Availability of Funds. Purchaser will have at the Closing sufficient immediately available funds, in cash, to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to effect the Transactions.

Section 4.6 Litigation. There is no claim, action, suit, proceeding or, to the Knowledge of Purchaser, governmental investigation pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries by or before any court or Governmental Entity that, individually or in the aggregate, would have or would reasonably be expected to impede materially the ability of Purchaser to complete the Closing in all respects.

Section 4.7 Investigation by Purchaser. Purchaser has conducted its own independent investigation of the Company, and has relied solely upon the aforementioned investigation and not on any factual representations of Parent, Seller or any of their representatives except the specific representations and warranties of Parent and Seller set forth in Article III of this Agreement.

Section 4.8 Brokers or Finders. Neither Purchaser nor any of its Subsidiaries or its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions.

                                   ARTICLE V

                                    COVENANTS

Section 5.1 Interim Operations of the Company. Except as expressly provided in this Agreement and except as set forth in the Disclosure Schedule and except as may be consented to in writing by Purchaser (such consent not to be unreasonably withheld or delayed) Seller shall use commercially reasonable efforts to procure that, after the date hereof and prior to the Closing Date, the business of the Company shall be conducted in the same manner as heretofore conducted and only in the ordinary course consistent with past practice (including with respect to the collections of accounts and notes receivable and replenishment of inventory) and it will not take any action, and will cause the Company not to take any action, that if taken between the Balance Sheet Date through the date hereof, would have had to have been disclosed pursuant to
Section 3.12.

Section 5.2   Access; Confidentiality.
              -----------------------

(a) Seller shall cause the Company prior to the Closing to (i) give Purchaser and its authorized representatives reasonable access to all books, records, personnel, offices and other facilities and properties of the Company, (ii) permit Purchaser to make inspections thereof as Purchaser may reasonably request and (iii) cause the officers of the Company to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as Purchaser may from time to time reasonably request; provided, however, that any such access shall be conducted at Purchaser's expense, at a reasonable time, under the supervision of Seller's or the Company's personnel and in such a manner as reasonably necessary not to interfere substantially with the normal operation of the business of Seller or the Company. Subject to the provisions of Section 5.4(h), notwithstanding anything contained in this or any other agreement between Purchaser and Parent and/or Seller executed prior to the date hereof, none of the Company, Parent, Seller or any of their respective Affiliates shall have any obligation to make available to Purchaser or its representatives, or provide Purchaser or its representatives with, any consolidated, combined or unitary Tax Return filed by Parent or any of its Affiliates or predecessors, or any related material (except as any such material may relate solely to the Company) and nothing herein shall require Parent, Seller or the Company to disclose any information to Purchaser if such disclosure would (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable laws, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which Parent, Seller, the Company or any of their respective Affiliates is a party).

(b) The provisions of the Confidentiality Agreement shall remain binding and in full force and effect until the Closing. The information contained herein, in the Disclosure Schedule or delivered to Purchaser or its authorized representatives pursuant hereto shall be subject to the Confidentiality Agreement as Evaluation Material (as defined and subject to the exceptions contained therein) until the Closing and, for that purpose and to that extent, the terms of the Confidentiality Agreement are incorporated herein by reference. Except as otherwise provided in Section 5.5, Purchaser shall cause its consultants, advisors and representatives to treat the terms of this Agreement after the date hereof as strictly confidential (unless compelled to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law).

Section 5.3       Efforts and Actions to Cause Closing to Occur.
                  ---------------------------------------------

(a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser, Parent and Seller shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things reasonably necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the other Transactions as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to Closing. Nothing contained in this Agreement shall require Parent, Seller or the Company to pay any consideration to any other Person from whom any such approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waiver is requested.

(b) Prior to the Closing, each party shall promptly consult with the other party hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other party of any communication received by such party from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.

(c) In addition to and without limiting the agreements of the parties contained above, Purchaser and Seller shall

(i) take promptly all actions reasonably necessary to make the filings required of them or any of their Affiliates under the HSR Act,

(ii) comply at the earliest practicable date with any request for additional information or documentary material received by the Company, Purchaser, Seller or any of their Affiliates from the FTC or the DOJ pursuant to the HSR Act or from any state Attorney General or other Governmental Entity in connection with antitrust matters,

(iii) cooperate with each other in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Transactions commenced by the FTC, DOJ, any state Attorney General or any other Governmental Entity,

(iv) use their commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Transactions under any antitrust law, and

(v) advise the other parties promptly of any communication received by such party from the FTC, DOJ, any state Attorney General or any other
         Governmental Entity regarding any of the Transactions, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into with the FTC, DOJ, any state Attorney General or any other Governmental Entity in connection with the Transactions.

Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, Seller and Purchaser shall each request early termination of the HSR Act waiting period.

Section 5.4       Tax Matters.
                  -----------

(a)      Tax Returns.  Except as provided in Section 5.4(c),

(i) Parent shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Date, and Parent shall remit (or cause to be remitted), subject to Section 8.1(b), any Taxes due in respect of such Tax Returns.

(ii) Purchaser shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing Date, and Purchaser shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns.

(iii) Any Tax Return required to be filed by Purchaser relating to any Straddle Period shall be submitted (with copies of any relevant schedules, work papers and other documentation then available) to Parent for Parent's approval not less than 30 days prior to the Due Date for the filing of such Tax Return, which approval shall not be unreasonably withheld. Purchaser shall prepare or have the Company prepare such returns in accordance with past practice, if any, to the extent permissible under applicable law.

(iv) Upon the written request of Purchaser setting forth in reasonable detail the computation of the amount owed, Parent shall pay to Purchaser, no later than two (2) Business Days prior to the Due Date for the applicable Tax Return, the Taxes for which Parent is liable pursuant to Section 8.1(b)(ii) but which are payable with any Tax Return to be filed by Purchaser with respect to any Straddle Period.

(v) Within 120 days after the Closing Date, Purchaser shall cause the Company to prepare and provide to Parent a package of Tax information materials, including schedules and work papers, requested in writing by Parent to enable Parent to prepare and file all Tax Returns required to be prepared and filed by it pursuant to Section 5.4(a)(i). Purchaser shall prepare such package in good faith in a manner consistent with Parent's past practice to the extent permissible under applicable law.

(vi) Parent may, in its sole and absolute discretion, amend any Tax Return filed or required to be filed for any taxable years or periods ending on or before the Closing Date, provided Parent indemnifies Purchaser and the Company against any Taxes attributable to any taxable year or period that results from such amendment and provided that any amendment shall not increase the Incremental Tax Cost as defined in Section 5.4(j).

(b)      Computation of Tax Liabilities.

     (i)  To the extent permitted or required by law or administrative practice,
          (A) the taxable year of the Company which includes the Closing Date shall be treated as closing on (and including) the Closing Date and, notwithstanding the foregoing, (B) all transactions of the Company not in the ordinary course of business occurring after the Closing, other than those pursuant to plans adopted by the Company before the Closing, shall be reported on Purchaser's consolidated United States federal income Tax Return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of Purchaser or its Affiliates to the extent permitted by law. For purposes of Sections 5.4(a)(i) and
          (a)(ii), where it is necessary to apportion between Parent and Purchaser the Tax liability of the Company for a Straddle Period (which is not treated under the immediately preceding sentence as closing on the Closing Date), such liability shall be apportioned between the period deemed to end at the close of the Closing Date, subject to Sections 8.1(b)(i) and 8.1(e)(i), and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated pro rata per diem.

     (ii) In determining Parent's liability for a particular Tax pursuant to this Agreement, Parent shall be credited with the amount of estimated Taxes paid by or on behalf of the Company prior to the Closing with respect to that particular Tax to the extent such Tax is credited by a Taxing Authority to the  relevant  Tax period of the Company.  To the
          extent that Parent's liability for a particular Tax for a taxable year or period is less than the amount of any estimated Taxes paid prior to Closing by or on behalf of the Company with respect to all or a portion of such taxable year or period, Purchaser shall pay Parent the difference within two days of filing the Tax Return relating to such Taxes, provided, however, that Purchaser's and the Company's obligations shall be governed by Section 5.4(d)(i) to the extent such estimated Taxes paid prior to Closing entitle Purchaser or the Company to a refund of Taxes.

(c) Transfer Taxes. All Transfer Taxes resulting directly from the Transactions shall be borne equally by Purchaser and Seller. Notwithstanding the provisions of Section 5.4(a), which shall not apply to Tax Returns relating to Transfer Taxes, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use its reasonable efforts to provide such Tax Returns to the other party at least 10 days prior to the Due Date for such Tax Returns.

(d)      Refunds

     (i) Any Tax refund (including any interest in respect thereof) received by Purchaser or the Company, and any amounts credited against Tax to which Purchaser or the Company becomes entitled (including by way of any amended Tax Returns or any carryback filing), that relate to any taxable period, or portion thereof, ending on or before the Closing Date shall be for the account of Parent, and Purchaser shall pay over to Parent any such refund or the amount of any such credit within five days after receipt or entitlement thereto. For purposes of this
          Section 5.4(d), where it is necessary to apportion a refund or credit between Purchaser and Parent for a Straddle Period, such refund or credit shall be apportioned between the period deemed to end at the close of the Closing Date and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the Company's books, except that refunds or credits of Taxes (e.g., real property Taxes) imposed on a periodic basis shall be allocated pro rata per diem.

(ii) Purchaser shall cooperate, and cause the Company to cooperate, in obtaining any Tax refund of Taxes of the Company for a period prior to the Closing Date that Parent reasonably believes should be available, including, without limitation, through filing appropriate forms with the applicable Taxing Authorities, provided that such Tax refund request does not cause a Tax detriment to the Company or Purchaser.

(e)      Certain Post-Closing Settlement Payments.

     (i) If the examination of any federal, state, local or other Tax Return of Parent for any taxable period ending on or before the Closing Date shall result (by settlement or otherwise) in any adjustment which permits Purchaser or the Company to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by Purchaser or the Company for one or more periods ending after the Closing Date, Parent shall notify Purchaser and provide it with adequate information so that Purchaser can reflect on its or the Company's Tax Returns such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits within 30 days of such adjustment. Purchaser shall pay to Parent, within 30 days of the receipt of the amount of any Tax Benefits Actually Realized to the extent of any additional Taxes and decrease in Tax Benefits resulting from the adjustments to Parent's Tax Return.

          (ii) If the examination of any federal, state, local or other Tax Return of Purchaser or the Company for any taxable period ending after the Closing Date shall result (by settlement or otherwise) in any adjustment which permits Parent to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by Parent for one or more periods ending on or before the Closing Date, Purchaser shall notify Parent and provide it with adequate information so that Parent can reflect on its Tax Returns such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits within 30 days of such adjustment. Parent or Seller shall pay to Purchaser, within 30 days of the receipt of the amount of any Tax Benefits Actually Realized to the extent of any additional Taxes and decrease in Tax Benefits resulting from the adjustments to Purchaser's or the Company's Tax Return.

(f)      Post-Closing Actions which Affect Parent's or Seller's Liability for
         Taxes.

(i) Purchaser shall not permit the Company to take any action with respect to any Tax authority except for any actions contemplated or governed by this Agreement (including the settlement of a Tax claim in accordance with Section 8.2(b) and the actions contemplated by this Section 5.4) which could increase Parent's or Seller's liability for Taxes (including any liability of Parent or Seller to indemnify Purchaser for Taxes pursuant to this Agreement).

(ii) None of Purchaser or any Affiliate of Purchaser shall (or shall cause or permit the Company to) amend, refile or otherwise modify any Tax Return relating in whole or in part to the Company with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of Parent, which consent may not be unreasonably withheld.

(iii) None of Purchaser or any Affiliate of Purchaser shall (or shall cause or permit the Company to) carryback for Federal, state, local or foreign tax purposes to any taxable period, or portion thereof, of the Company, Parent, Seller or any of their Affiliates ending before, or which includes, the Closing Date any operating losses, net operating losses, capital losses, tax credits or similar items arising in, resulting from, or generated in connection with a taxable year of Purchaser or any Affiliate of Purchaser, or portion thereof, ending on or after the Closing Date.

(g) Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements or arrangements, written or oral, between Parent and the Company, shall terminate as of the Closing.

(h) Assistance and Cooperation. After the Closing Date, each of Parent and Purchaser shall (and shall cause their respective Affiliates to):

(i) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Transfer Taxes;

(ii) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with
         Section 5.4(a);

(iii) cooperate fully in preparing for any audits of, or disputes with Taxing Authorities regarding, any Tax Returns of the Company;

(iv) make available to the other and to any Taxing Authority as reasonably requested in connection with any Tax Return described in Section 5.4(a) or any proceeding described in Section 8.2(b), all information relating to any Taxes or Tax Returns of the Company; and

(v) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any such taxable period.

Notwithstanding the foregoing or any other provision in this Agreement, none of Purchaser, Parent nor Seller, nor any of their Affiliates, shall have the right to receive or obtain any information relating to Taxes of Purchaser, Parent or Seller, any of their Affiliates, or any of their predecessors other than information relating to the Company.

(i) Interest. All amounts due and payable by one party to this Agreement to another party to this Agreement pursuant to any provision of this Section 5.4 shall bear interest at the rate described under Section 6621(a)(1) of the Code, compounded daily, if not paid when due.

(j) Section 338(h)(10). (i) At the request of Purchaser, Parent and Seller agree to cooperate with Purchaser in making or causing to be made (and in determining the cost of making or causing to be made) a timely election (the "Section 338(h)(10) Election") under Section 338(h)(10) of the Code with respect to the purchase by Purchaser of the Shares and to file such Section 338(h)(10) Election in the manner required by applicable U.S. Treasury Regulations. Parent, Seller and Purchaser will make, at Purchaser's request, such other similar elections as may be necessary for state income tax purposes, and for purposes of this Agreement, the term "Section 338(h)(10) Election" shall be deemed to include any such state income tax elections. If any Section 338(h)(10) Election is made by Parent, Seller and Purchaser, Purchaser shall pay to Seller any Incremental Tax Cost of the Section 338(h)(10) Election. For purposes of this Agreement, "Incremental Tax Cost" shall mean (A) any fees, expenses or costs incurred by Parent, Seller, and the Company in connection with the Section 338(h)(10) Election; (B) the excess, if any, of (I) the actual combined U.S. federal, state and local income Tax liability of Parent, Seller and the Company attributable to the Section 338(h)(10) Election over (II) the actual combined U.S. federal, state and local income Tax liability that Parent and Seller would have incurred as a result of the sale of the Shares if no Section 338(h)(10)) Election had been made; and (C) any additional Taxes imposed on Parent or Seller attributable to the receipt of payments pursuant to this Section 5.4(j). (ii) Purchaser shall not make any election under Section 338 of the Code (or any comparable provision of state, local or foreign law) other than the Section 338(h)(10) Election, except for any such election deemed to be made in any jurisdiction by reason of the making of the Section 338(h)(10) Election. (iii) After the Closing, if Purchaser notifies or has notified Parent in writing that it intends to make the
Section 338(h)(10) Election, Parent and Purchaser shall use commercially reasonable efforts to agree to an allocation of the Modified Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) among the assets of the Company within 60 days after the Closing Date; provided, however, that if Parent and Purchaser shall not have agreed on such allocation by the sixtieth day following the Closing Date, such allocation shall be made in accordance with the appraisal of a recognized appraisal firm chosen and retained by mutual agreement of Purchaser and Parent, the fees and expenses of which shall be paid one-half by Parent and one-half by Purchaser. Parent, Purchaser and the Company shall reflect such allocation in all applicable Tax Returns filed by any of them. None of Parent, Purchaser nor the Company shall take a position before any Taxing Authority or otherwise (including in any Tax Return) inconsistent with such allocation.

(k) Section 1.1502-20(g). None of Parent, Seller or any affiliate of either shall make any elections under U.S. Treasury Regulations section 1.1502-20(g).

Section 5.5 Publicity. Purchaser and Parent shall each issue an initial press release with respect to the execution of this Agreement after prior consultation with the parties hereto. Thereafter, until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article VII, none of Parent, Seller, the Company, Purchaser or any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

Section 5.6       Employees; Employee Benefits.
                  ----------------------------

(a) Immediately prior to the Closing, Parent and Seller shall, and shall cause any of their Affiliates if necessary to, transfer to the Company each person who was actively employed and working primarily for the Company immediately prior to the Closing (the "Employees"). Section 5.6(a) of the Disclosure Schedule lists each such Employee as of the date hereof. Prior to Closing, Seller shall cause all account balances and other interests of Employees under Parent=s 401K plan to be fully vested as of the Closing Date. The Company shall assume all liabilities and obligations relating to or arising out of the Employees' employment prior to the Closing; provided, however, that (i) the Company shall not assume any liabilities or obligations pursuant to any employee benefit plan (as defined in Section 3(3) of ERISA), compensation or incentive plan sponsored, maintained or contributed to by any entity other than the Company; and (ii) the Company shall not assume any liabilities or obligations related to the Employees which have not been accrued on the Closing Balance Sheet, set forth in Section 5.6(a)(i)(4) of the Disclosure Schedule or any employment, severance or change of control agreements or arrangement not listed on Section 3.15(c) of the Disclosure Schedule. Except as expressly assumed in the previous sentence, Seller and Parent shall remain liable and indemnify Purchaser and/or the Company, for all liabilities and obligations relating to or arising out of Employee=s employment prior to the Closing. Without limiting the foregoing, Purchaser hereby assumes and agrees to perform each of the agreements set forth in Section 3.15(c) of the Disclosure Schedule in the same manner and to the same extent that Parent, Seller or the Company would be required to perform it whether or not the Transactions occurred, such assumption to be effective as of the Closing.

(b) On and after the Closing, until at least the first anniversary of the Closing, Purchaser shall cause the Company to provide the Employees with salaries, incentive opportunities and benefit plans, programs and arrangements no less favorable in the aggregate than those provided as of the date hereof by Seller and the Company or, at Purchaser's option, no less favorable in the aggregate than those provided to similarly situated employees of Purchaser.

(c) If any Employee becomes a participant in any employee benefit plan, practice or policy of Purchaser or any of its Affiliates, such Employee shall be given credit, for purposes of determining eligibility and vesting, under such plan for all service prior to the Closing Date with the Company or any predecessor employer (to the extent such credit was given by Seller, the Company or any predecessor employer), and all service with the Company or Purchaser following the Closing Date but prior to the time such employee becomes such a participant; provided, however, such service need not be credited to the extent it would result in a duplication of benefits, including benefit accrual under defined benefit plans, or would constitute a violation of the terms of any of Purchaser's plans. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the comparable Purchaser employee benefit plan.

(d) If any  Employee  is  discharged  by the  Company  after the  Closing,  then
Purchaser shall be responsible for all severance costs, if any, for such Employee incurred by the Purchaser under the Company's severance plan. Purchaser shall be responsible and assume all liability for all notices or payments due to any Employees, and all notices, payments, fines or assessments due to any Governmental Entity, pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the discharge or layoff of Employees by the Company as of the Closing, including the WARN Act and any rules or regulations as have been issued in connection with the foregoing. Purchaser acknowledges and agrees that any employment loss within the meaning of the WARN Act suffered by any Employee on or within the 90 day period following the Closing shall have been caused by Purchaser's decision not to continue the employment of such Employee, and shall not have been caused as a result of the sale of the Shares of the Company pursuant to this Agreement. For purposes of this Agreement, the Closing Date is and shall be the same as the "effective date" within the meaning of the WARN Act.

Section 5.7 Transition Services Agreement; Lease Agreement. Purchaser and Seller agree (a) to negotiate in good faith a Transition Services Agreement containing the terms set forth on Exhibit A, and (b) to execute and deliver such Transition Services Agreement and the Lease Agreement (substantially in the form attached hereto as Exhibit B) at Closing.

Section 5.8       Intercompany Arrangements; Accounts Receivable.
                  ----------------------------------------------

(a) On or prior to the Closing Date, all intercompany accounts owing by the Company, on the one hand, to the Seller and its Affiliates (excluding the

Company), on the other hand, shall be converted into equity without any payment of funds in connection therewith. Notwithstanding the foregoing, prior to the Closing any existing cash balance on the Company's books will be transferred to Seller and the MCF Note will be cancelled. In addition, except as otherwise expressly contemplated by this Agreement or as set forth in Section 5.8 of the Disclosure Schedule, all agreements and commitments, whether written, oral or otherwise, which are solely between the Company, on the one hand, and Seller and its Affiliates (excluding the Company), on the other hand, including, without limitation, any intercompany notes to Seller, shall be terminated and of no further effect, simultaneously with the Closing without any further action or liability on the part of the parties thereto.

(b) Prior to the Closing, the Company shall repurchase all outstanding accounts receivable previously sold to MCF (the "MCF Receivables"), which shall be reflected on the Preliminary Closing Balance Sheet and the Closing Balance Sheet at a price equal to their face amount net of reserves, and the MCF Note will be cancelled. The receivables shall be included in all calculations of Working Capital pursuant to Section 1.3.

Section 5.9 Maintenance of Books and Records. Each of the parties hereto shall preserve, until at least the third anniversary of the Closing Date, all pre-Closing Date records possessed or to be possessed by such party relating to the Company. After the Closing Date and up until at least the third anniversary of the Closing Date, upon any reasonable request from a party hereto or its representatives, the party holding such records shall (a) provide to the requesting party or its representatives reasonable access to such records during normal business hours and (b) permit the requesting party or its representatives to make copies of such records, in each case at no cost to the requesting party or its representatives (other than for reasonable out-of-pocket expenses); provided, however, that nothing herein shall require either party to disclose any information to the other if such disclosure would jeopardize any attorney-client or other legal privilege or contravene any applicable law. Such records may be sought under this Section for any reasonable purpose, including to the extent reasonably required in connection with the audit, accounting, tax, litigation, federal securities disclosure or other similar needs of the party seeking such records.

Section 5.10 Seller's Trademarks and Logos. Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed that (a) with the exception of (i) all of Parent's and Seller's Intellectual Property Rights in

"MOCA", (ii) any right of the Company to use third party Intellectual Property, where such right is primarily used and reasonably necessary to conduct the business of the Company as presently conducted or as currently proposed to be conducted, other than as set forth in Section 3.23 or 5.10 of the Disclosure Schedule, and (iii) any Copyright that is exclusively used, and any Masks and Trade Secrets to the extent currently used, in the business of the Company, other than as set forth in Section 5.10 of the Disclosure Schedule, Parent and Seller retain all rights, title and interest in all Company Intellectual Property, (b) Purchaser is not purchasing, acquiring or otherwise obtaining, and the Company will not be entitled to retain following the Closing Date, any right, title or interest in any Trademarks employing Parent's or Seller's name or any part or variation of such names or anything confusingly similar thereto and (c) neither the Company nor Purchaser or its Affiliates shall make any use of or display Parent's or Seller's Trademarks from and after the Closing, in each case, other than in connection with (i) advertising materials, forms and similar materials in existence or on order on the Closing Date bearing such names or Trademarks and (ii) branding and marketing the Company=s new name, Trademarks and other Intellectual Property; provided, however, Purchaser agrees to and agrees to cause the Company to discontinue such use as soon as practicable but in no event later than 120 days after the Closing Date. In addition, Purchaser will do all things reasonably necessary including, without limitation, signing any documentation to perfect Parent=s or Seller=s exclusive ownership rights in their Trademarks at any time after the Closing. Purchaser shall change the name of the Company at the Closing to a name which shall not include "Merisel." On and after the Closing, Parent, Seller and their Subsidiaries shall not use the name "Open Computing Alliance" as a trademark, service mark, trade name or corporate name in connection with their businesses.

Section 5.11      Insurance Policies.
                  ------------------

(a) Except as provided in subsection (b), Purchaser shall not, and shall cause Purchaser's Affiliates (including the Company after the Closing) not to, assert, by way of claim, action, litigation or otherwise, any right to any Insurance Policy or any benefit under any such Insurance Policy. Seller and its Affiliates (other than the Company) shall retain all right, title and interest in and to the Insurance Policies, including the right to any credit or return premiums due, paid or payable in connection with the termination thereof.

(b) The Company shall retain all rights under any state workers' compensation policy the premiums of which were paid directly by the Company prior to the Closing.

Section 5.12      No Solicitation.
                  ---------------

(a) Parent and Seller will, and will use their reasonable efforts to cause their respective Affiliates to, immediately cease any existing discussions and negotiations with any parties conducted up to the date of this Agreement with respect to any proposal relating to an Acquisition Transaction (as defined below). Parent and Seller agree that, before the Closing, they will not, and will not authorize or knowingly permit any of their respective subsidiaries or any of their or their subsidiaries' directors, officers or employees to, and will use their reasonable best efforts to cause their respective agents and representatives not to, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any acquisition of all or a significant portion of the Company by means of a merger, consolidation or other business combination involving the Company or acquisition of all or a significant portion of the assets or capital stock of the Company (an "Acquisition Transaction") or negotiate, explore or otherwise engage in substantive communications with any person (other than Purchaser or its directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction, or enter into any agreement, arrangement or understanding requiring Seller to abandon, terminate or fail to consummate the Transactions.

(b) Notwithstanding the foregoing, nothing contained in this Agreement will prohibit Parent or Seller from (i) soliciting, providing information with respect to or agreeing to or engaging in any transactions involving Parent, Seller or any of their respective subsidiaries other than the Company (a "Parent Transaction"), provided, however, that a Parent Transaction shall not include any stock of the Company or any assets of the Company, or (ii) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with any inquiries or the making of an unsolicited bona fide proposal with respect to any acquisition of all or substantially all of
Parent by means of a merger, consolidation or other business combination involving Parent or an acquisition of all or a substantially all of the assets or capital stock of Parent, which may include the stock or assets of the Company (an "Entire Parent Transaction"), from any person or entity; provided, however, that Seller will promptly communicate to Purchaser the terms of any such proposal related to an Entire Parent Transaction (including the maker thereof) which it may receive and keep Purchaser informed of the status and material information with respect to such discussions or negotiations. Nothing in this
Section 5.12(b) shall (x) permit Parent or Seller to terminate this Agreement (except as specifically provided in Section 7.2), (y) permit Parent or Seller to enter into any agreement with respect to an Entire Parent Transaction for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, Seller shall not enter into any agreement with any Person or group that provides for, or in any way facilitates, an Entire Parent Transaction (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of Parent and Seller under this Agreement.

Section 5.13      Noncompetition; No Raid.
                  -----------------------

(a) Parent and Seller will, for a period of one (1) year from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Subsidiaries, employing, engaging or seeking to employ or engage any Person employed on or after the date hereof and who, to the knowledge of Parent or Seller, within the prior six (6) months of any employment by Parent or Seller had been an officer or employee of the Company or otherwise was actively employed and working primarily for the Company at any time during such period.

(b) Except as contemplated by this Agreement, the Company will, for a period of one (1) year from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Subsidiaries, employing, engaging or seeking to employ or engage any Person employed on or after the date hereof and who, to the knowledge of Purchaser within the prior six (6) months of any employment by the Company had been an officer or employee of the Parent or Seller or otherwise was actively employed and working primarily for Parent or Seller at any time during such period.

(c) Neither Parent, Seller nor any of their Subsidiaries will, for a period of two (2) years from the Closing Date, (i) cause or attempt to cause Sun to terminate or reduce its business with the Company, (ii) sell or distribute any product bearing any Trademark of Sun where Sun requires the reseller to be an authorized Sun reseller or (iii) acquire an interest in any entity engaged in the sale or distribution of any such product, including as a partner, stockholder, officer, director, principal, agent, trustee or consultant, other than through the ownership of five percent or less of any class of securities registered under the Exchange Act.

(d) The parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section 5.13. It is the intention of the parties that the provisions of this Section 5.13 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions of this Section 5.13 shall not render unenforceable, or impair, the remainder of the provisions of this Section 5.13. Accordingly, if any provision of this
Section 5.13 shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

(e) The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Section 5.13 would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

Section 5.14 Employment Agreements. Prior to Closing, Purchaser shall offer to those employees identified in Section 5.14 of the Disclosure Schedule employment agreements with the Company on terms no less favorable, in the aggregate, than, and with substantially the same job description and at the same job location as, their current employment arrangements.

Section 5.15 Removal as Guarantor. Parent and Seller shall take all necessary actions to have the Company removed as a guarantor under all agreements, including the agreement listed in Section 3.28 of the Disclosure Schedule in favor of Bank of America, N.A.

Section 5.16 Use of Proceeds. For a period of 6 months after the Closing, neither Seller nor Parent will use the proceeds of the Purchase Price to pay dividends on or repurchase any Parent common stock.

Section 5.17 Additional License. As of the Closing Date, Seller and the Company shall grant the other the rent-free right, license and privilege for the

Persons listed on Section 5.17 of the Disclosure Schedule to use and occupy the space listed thereon.

Section 5.18 Cooperation. Promptly after the date hereof, Purchaser and Seller shall work together to restore the Company's credit line with Sun.

Section 5.19 Seller's Lease. During the term of the Lease Agreement, Seller shall pay all rent that is due pursuant to that certain lease between Seller and Raytheon Company (as described in the Lease Agreement) and Seller shall not violate any terms or conditions under such lease which should permit Raytheon Company to terminate such lease pursuant to its terms; provided, however, that Purchaser is not in default under the terms of the Lease Agreement.


                                   ARTICLE VI

                                   CONDITIONS

Section 6.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

(a) Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing, provided, however, that the parties shall use their reasonable efforts to have any such order or injunction vacated or lifted;

(b) HSR Approval. The applicable waiting period under the HSR Act shall have expired or been terminated;

(c) Consents Obtained. All material consents of any Person necessary to the consummation of the Closing and the other Transactions, including consents from parties to loans, contracts, leases or other agreements, consents from
Governmental Entities, and consents set forth in Section 6.1(c) of the Disclosure Schedule shall (i) have been obtained, (ii) be in form and substance reasonably satisfactory to Purchaser and Seller and (iii) be in full force and effect; and

(d) Transition Services Agreement; Lease Agreement. Purchaser and Seller shall have executed (i) a Transition Services Agreement in form and substance reasonably acceptable to Seller and Purchaser and (ii) the Lease Agreement substantially in the form attached as Exhibit B.

Section 6.2 Conditions to Obligations of Purchaser to Effect the Closing. The obligations of Purchaser to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) Government Action. There shall not be threatened or pending any suit, action or proceeding by any Governmental Entity

(i) seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions, or seeking to obtain from Seller or Purchaser any damages that are material in relation to the Company, or

(ii) seeking to impose limitations on the ability of Purchaser effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares.

(b) Representations and Warranties. All of the representations and warranties of Parent and Seller set forth in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date (or if made as of a specified date, only as of such date), and Purchaser shall have received a certificate signed by an authorized officer of Parent and Seller to such effect.

(c) Parent or Seller Breach. Parent and Seller shall not have failed to perform in any material respect any obligation or to comply in any material respect with any covenant of Parent or Seller to be performed or complied with by it under this Agreement, and Purchaser shall have received a certificate signed by an authorized officer of Parent and Seller to such effect.

(d) Termination. This Agreement shall not have been terminated in accordance with its terms.

(e) Receivables. Evidence reasonably satisfactory to Purchaser that the Company has repurchased the MCF Receivables free and clear of all Encumbrances shall have been provided to Purchaser.

(f)  Employment  Agreements.   Purchaser  shall  have  entered  into  employment
agreements with the employees identified on Section 5.14 of the Disclosure Schedule on terms consistent with Section 5.14.

(g) Sun. The Company's status and business relationship with Sun shall not have been terminated or materially changed and Parent or Seller shall not have received notice of termination thereof.

(h) Company as Guarantor. The Company shall not be a guarantor under any agreement, including the agreement listed in Section 3.28 of the Disclosure
Schedule in favor of Bank of America, N.A.

Section 6.3 Conditions to Obligations of Parent and Seller to Effect the Closing. The obligations of Parent and Seller to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) Government Action. There shall not be threatened or pending any suit, action or proceeding seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions, or seeking to obtain from Seller any damages that are material in relation to the Company.

(b) Representations and Warranties. All of the representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date (or if made as of a specified date, as of such date), and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

(c) Purchaser Breach. Purchaser shall not have failed to perform in any material respect any obligation or to comply in any material respect with any covenant of Purchaser to be performed or complied with by it under this Agreement, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

(d) Termination. This Agreement shall not have been terminated in accordance with its terms.

(e) Receivables. The Company shall have repurchased the MCF Receivables.

                                  ARTICLE VII

                                   TERMINATION

Section 7.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall survive until (but not beyond) the fifteen month anniversary of the Closing Date, except that the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.5, 3.6, 3.7, 3.19, 3.21,
3.22, 3.35, 4.1, 4.2, 4.4, 4.7 and 4.8 shall survive until the expiration of the applicable statute of limitations (including all periods of extension, whether automatic or permissive). This Section 7.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

Section 7.2 Termination. The Transactions may be terminated or abandoned at any time prior to the Closing Date:

(a)      By the mutual written consent of Purchaser, Parent and Seller;

(b) By Purchaser, Parent or Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their commercially reasonable efforts to lift) which permanently restrains, enjoins or otherwise prohibits the acquisition by Purchaser of the Shares and such order, decree, ruling or other action shall have become final and non-appealable;

(c) By any party if the Closing shall not have occurred on or prior to December 31, 2000 (or such later date as is agreed to by Seller and Purchaser), and such party is not in breach of this Agreement at the time such party terminates this Agreement;

(d) By Parent or Seller if Purchaser shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement that are qualified as to materiality or breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement that are not so qualified, which breach cannot be or has not been cured within 30 days after the giving of written notice by Parent or Seller to Purchaser specifying such breach or would give rise to the failure of a condition set forth in Article VI;

(e) By Purchaser if Parent or Seller shall have breached any of their respective representations, warranties, covenants or other agreements contained in this Agreement that are qualified as to materiality or breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement that are not so qualified, which breach cannot be or has not been cured within 30 days after the giving of written notice by Purchaser to the breaching party specifying such breach or would give rise to the failure of a condition set forth in Article VI; or

(f) By Parent, if the Board of Directors of Parent shall concurrently approve, and Parent shall concurrently enter into, a definitive agreement providing for an Entire Parent Transaction provided, however, that prior to any such termination (i) Seller shall have complied with the provisions of Section 5.12(b) and shall have promptly notified Purchaser of its intention to terminate this Agreement and enter into a definitive agreement providing for an Entire Parent Transaction at least forty-eight (48) hours prior to Parent's or Seller's public announcement of Parent's termination of this Agreement, (ii) the Board of Directors of Parent shall have determined in good faith that approving and entering into an agreement in connection with and consummating such Entire Parent Transaction is in the best interests of Parent's stockholders, and (iii) Parent shall have made (or simultaneously with such termination shall make) the payment required by Section 7.4.

Section 7.3 Effect of Termination. In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made, and there shall be no liability or obligation thereafter on the part of Purchaser or Seller except (a) for fraud or for willful breach of this Agreement prior to such termination or abandonment of the Transactions and (b) as set forth in Sections 7.4 and 10.1.

Section 7.4     Termination Fee. If Parent terminates this Agreement pursuant to
Section 7.2(f) and if Parent or Seller is not at that time entitled to terminate this Agreement pursuant to Section 7.2(b), (c) or (d), Parent shall have paid or simultaneously with such termination shall pay to Purchaser a termination fee of $5,500,000.


                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 8.1       Indemnification; Remedies.
                  -------------------------

(a) Parent and Seller, jointly and severally, shall indemnify, defend and hold harmless Purchaser from and against and in respect of all Purchaser Losses (net of the amount of any Tax Benefits Actually Realized by Purchaser or the Company as a result of the payment or accrual of Purchaser Losses to the extent such amount exceeds the amount of any decrease in Tax Benefits Actually Realized as a result of the payment or accrual of such Purchaser Losses).

(b) Parent and Seller, jointly and severally, shall indemnify and hold Purchaser harmless from and against the following (net of the amount of any Tax Benefits Actually Realized by Purchaser or the Company as a result of the payment or accrual of (i) or (ii) below to the extent such amount exceeds the amount of any decrease in Tax Benefits Actually Realized as a result of the payment or accrual of (i) or (ii) below):

(i) any liability for income Taxes imposed on the Company for any period ending on or before the Closing Date as a member of the Aaffiliated group@ (within the meaning of Section 1504(a) of the Code) of which Parent (or any predecessor or successor) is the common parent that arises under Treasury Regulation Section 1.1502-6(a) or comparable provisions of foreign, state or local law;

(ii) any liability for Taxes imposed on the Company, or for which the Company may otherwise be liable, for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period deemed to end on and include the Closing Date; and

(iii) reasonable attorney=s fees and expenses and reasonable accountants= fees and expenses incurred in the investigation or defense of any claim for indemnification or defense arising out of this Section 8.1(b) or in asserting, preserving or enforcing any of the rights of Purchaser arising under this Section 8.1(b).

provided, however, that notwithstanding anything to the contrary in this Agreement, Parent and Seller shall not be liable for and shall not indemnify Purchaser (or its Subsidiaries and Affiliates) for any Excluded Taxes or any amounts described in Section 8.1(b)(iii) that are attributable to Excluded Taxes.

(c) Parent and Seller, jointly and severally, shall indemnify, defend and hold harmless Purchaser from and against and in respect of all Losses arising out of or relating to any violation by the Company of, or any liability arising from any act or omission by the Company under, any Environmental Law with respect to facts, circumstances, conditions, omissions or events occurring or existing in whole or in part before the Closing Date (net of the amount of any Tax Benefit Actual Realized by Purchaser or the Company as a result of the payment or accrual of such Losses to the extent such amount exceeds the amount of any decrease in Tax Benefits Actually Realized as a result of the payment or accrual of such Losses).

(d) Purchaser shall indemnify, defend and hold harmless Parent and Seller from and against and in respect of all Seller Losses (net of the amount of any Tax Benefits Actually Realized by Parent or Seller as a result of the payment or accrual of Parent or Seller Losses to the extent such amount exceeds the amount of any decrease in Tax Benefits Actually Realized as a result of the payment or accrual of such Losses).

(e) Purchaser shall indemnify and hold Parent, Seller and their respective Subsidiaries and Affiliates harmless from and against (net of the amount of any Tax Benefits Actually Realized by Seller as a result of the payment or accrual of (i)-(iv) below to the extent such amount exceeds the amount of any decrease in Tax Benefits Actually Realized as a result of the payment or accrual of such Losses):

(i) Taxes imposed on the Company for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period deemed to begin after the Closing Date;

(ii)     Excluded Taxes;

(iii)    any Incremental Tax Cost; and

(iv) reasonable attorney's fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any claim for indemnification or defense arising out of this Section 8.1(e) or in asserting, preserving or enforcing any of the rights of Parent or Seller arising under this Section 8.1(e).

(f) Parent's and Seller's indemnification obligations under Sections 8.1(a), 8.1(b) and 8.1(c) shall be subject to each of the following limitations:

(i) Parent's and Seller's indemnification obligations relating to (A) Purchaser Losses based on a breach of a representation or warranty shall survive until the expiration of the applicable period set forth in Section 7.1 and (B) Tax claims and Environmental Claims shall survive until the expiration of the applicable statute of limitations (including all periods of extension, whether automatic or permissive). No claim for the recovery of any such claims may be asserted by any Purchaser Indemnified Person after the expiration of the applicable indemnification period; provided, however, that claims first asserted in writing by any Purchaser Indemnified Person with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnification period. This Section 8.1 shall not limit any covenant or agreement of the parties that contemplates performance after the Closing.

(ii) In no event shall Parent's and Seller's combined aggregate liability to Purchaser under this Agreement for breaches of representations or warranties, whether pursuant to this Article VIII or otherwise, exceed the Purchase Price.

(iii) Parent and Seller shall not be required to make any payment to Purchaser pursuant to Section 8.1(a) with respect to indemnification obligations for breaches of representations or warranties until Purchaser's Losses pursuant to such sections shall exceed $250,000 in the aggregate.

(iv) In no event shall Parent or Seller have any indemnification obligations pursuant to this Article VIII for breach of any representations, warranties, covenants or agreements in this Agreement if written notice of such breach is given to Purchaser prior to or at the Closing.

(g) Purchaser's indemnification obligations relating to Seller Losses based on a breach of a representation or warranty shall survive until the expiration of the applicable period set forth in Section 7.1. No claim for the recovery of any such claims may be asserted by any Seller Indemnified Person after the expiration of the applicable indemnification period; provided, however, that claims first asserted in writing by any Seller Indemnified Person with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnification period. This Section 8.1 shall not limit any covenant or agreement of the parties that contemplates performance after the Closing.

(h) Any payment required to be made pursuant to Sections 8.1(a)-(e) shall be made within 30 days after written request therefor is received. All amounts due under any provision of Sections 8.1(a)-(e) shall bear interest at the rate described under Section 6621(a)(1) of the Code, compounded daily if not paid when due.

Section 8.2       Notice of Claim; Defense.
                  ------------------------

(a) Purchaser shall give Parent and Seller prompt notice of any third-party claim (other than claims arising out of any pending or threatened audit, notice of deficiency, proposed adjustment, assessment, examination or other administrative or court proceeding, suit, dispute or other claim which could affect the liability for Taxes of Parent or Seller) that may give rise to any indemnification obligation under this Article VIII, together with the estimated amount of such claim, and Parent and Seller shall have the right to assume the defense (at their expense) of any such claim through counsel of their own choosing by so notifying Purchaser within 30 days of the receipt by Parent and Seller of such notice from Purchaser; provided, however, that any such counsel shall be reasonably satisfactory to Purchaser. Parent and Seller shall be liable for the fees and expenses of counsel employed by Purchaser for any period during which neither Parent nor Seller has assumed the defense of any such third-party claim (other than during any period in which Purchaser will have failed to give notice of the third-party claim as provided above). If Parent or Seller assumes such defense, Purchaser shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Parent or Seller, it being understood that Parent or

Seller shall control such defense. If Parent or Seller chooses to defend or prosecute a third-party claim, Purchaser shall cooperate at Parent's or Seller's expense (other than Purchaser's expenses for counsel which shall be employed at Purchaser's own expense and Purchaser's internal costs) in the defense or prosecution thereof, which cooperation shall include, to the extent reasonably requested by Parent or Seller, the  retention,  and the  provision to Parent or
Seller, of records and information reasonably relevant to such third-party claim, and making employees of the Company available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. If Parent or Seller chooses to defend or prosecute any third-party claim, Purchaser shall agree to any settlement, compromise or discharge of such third-party claim that Parent or Seller may recommend and that, by its terms, discharges Purchaser from the full amount of liability in connection with such third-party claim. None of Purchaser, any of its Affiliates or the Company may settle or otherwise dispose of any Claim for which Parent or Seller may have a liability under this Agreement without the prior written consent of Parent or Seller, as the case may be, which consent may be withheld in the sole discretion of such party, unless Purchaser fully indemnifies such party in writing with respect to such liability in a manner satisfactory to such party. Neither Parent nor Seller shall be liable under this Section 8.2(a) for any settlement, compromise or discharge effected without its consent which may not be unreasonably withheld in respect of any claim for which indemnity may be sought hereunder. No indemnified party shall take any action the purpose of which is to prejudice the defense of any claim subject to indemnification hereunder or to induce a third party to assert a claim subject to indemnification hereunder.

(b) (i) Each party hereto shall notify the chief tax officer of the other party in writing within 15 days following receipt by such party of written notice of any pending or threatened audits, notice of deficiency, proposed adjustment, assessment, examination or other administrative or court proceeding, suit, dispute or other claim which could affect the liability for Taxes of such other party. If the party required to give such notice fails to give such notice to the other party promptly, it shall not be entitled to indemnification for any Taxes arising in connection with such Tax claim if and to the extent that such failure to give notice materially and adversely affects the other party's right to participate in or defend the Tax claim.

          (ii) Parent shall have the sole right to represent the Company's interests in any Tax claim relating to taxable periods ending on or before the Closing Date and to employ counsel of its choice at its expense. In the case of a

     Straddle Period, Parent shall be entitled to participate at its expense in any Tax claim relating in any part to Taxes attributable to the portion of such Straddle Period deemed to end on or before the Closing Date and, with the written consent of Purchaser, at Parent's sole expense, may assume the control of such Tax claim. None of Purchaser, any of its Affiliates or the Company may settle or otherwise dispose of any Tax claim for which it is reasonably likely that Parent will have a liability under this Agreement without the prior written consent of Parent, which consent may not be unreasonably withheld or delayed.

Section 8.3 Resolution of All Tax-Related Disputes. If Parent and Purchaser cannot agree on the calculation of any amount relating to Taxes or the interpretation or application of any provision of this Agreement relating to Taxes, such dispute shall be resolved by a nationally recognized accounting firm mutually acceptable to each of Parent and Purchaser, whose decision shall be final and binding upon all persons involved and whose expenses shall be shared equally by Parent and Purchaser.

Section 8.4 Tax Effect of Indemnification Payments. All indemnity payments made pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the consideration paid with respect to the Shares.

Section 8.5       No Duplication; Sole Remedy Procedures.
                  --------------------------------------

(a) Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement or the collection of insurance proceeds.

(b) Purchaser's rights to indemnification as provided for in Section 8.1 for a breach of Parent's or Seller's representations or warranties contained in this Agreement shall constitute Purchaser's sole remedy for such a breach, and neither Parent nor Seller shall have any other liability or damages to Purchaser resulting from the breach.

(c) The indemnification and other provisions of this Article VIII shall govern the procedure for all indemnification matters under this Agreement, except to the extent otherwise expressly provided herein.

Section 8.6 No Right of Off-set/Set-off. Neither Purchaser, Parent nor Seller shall have any right to off-set or set-off any payment due pursuant to Sections 1.2 or 1.3 of this Agreement against any other payment to be made pursuant to this Agreement or otherwise (including against indemnification payments).


                                   ARTICLE IX

                                   DEFINITIONS AND INTERPRETATION

Section 9.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

                  "Acquisition Transaction" shall have the meaning set forth in
Section 5.12(a).

                  "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  "Agreement" or "this Agreement" shall mean this Stock Sale Agreement, together with the Exhibits hereto and the Disclosure Schedule.

                  "Arbitrator" shall have the meaning set forth in Section
1.3(e).

                  "Balance Sheet" shall mean the unaudited balance sheet of MOCA as of June 30, 2000.

                  "Balance Sheet Date" shall mean the date of the Balance Sheet.

                  "Balance Sheet Working Capital" shall mean Working Capital of the Company as of March 31, 2000, as calculated in accordance with the Pricing Balance Sheet.

                  "Closing" shall mean the closing referred to in Section 2.1.

                  "Closing Balance Sheet" shall mean the combined statement of financial position of the Company at the Closing prepared subsequent to the Closing, without giving effect to the Transactions except for the repurchase of accounts receivable by the Company pursuant to Section 5.8(b) which shall be reflected in the

Preliminary Closing Balance Sheet, in accordance with GAAP (as adjusted consistent with the reconciliations reflected in Section 1.3(b) of the Disclosure Schedule), consistently applied, and in a manner consistent with the Balance Sheet.

                 "Closing Date" shall mean the date on which the Closing occurs.

                  "Closing Working Capital" shall mean Working Capital of the Company, as calculated in accordance with the Closing Balance Sheet and the provisions of Section 5.8(b).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Company" shall mean Merisel Open Computing Alliance, Inc., a Delaware corporation.

                  "Company Intellectual Property" shall mean all Intellectual Property that is currently used in the business of the Company or that is reasonably necessary to conduct the business of the Company as presently conducted or as currently proposed to be conducted, including the trademark "MOCA."
                  "Company Material Adverse Effect" shall mean any material adverse change in, or material adverse effect on, the business, financial condition, assets or liabilities or results of operations of the Company; provided, however, that the effects of changes that are caused by conditions generally affecting (a) the industries and markets in which the Company operates or (b) the United States economy as a whole shall be excluded from the determination of Company Material Adverse Effect; and provided, further, that any such material adverse effect on the Company resulting from (x) the execution of this Agreement, (y) any public announcement relating to this Agreement or the Transactions or (z) events which trigger any adjustments to the Purchase Price pursuant to Sections 1.3 and 1.4 shall also be excluded from the determination of Company Material Adverse Effect.

                  "Computer Software" shall mean all computer software and data contained therein and all documentation related thereto.

                  "Confidentiality Agreement" shall mean a letter agreement dated May 5, 2000 between Parent and Purchaser.

                  "Copyrights" shall mean all U.S. and foreign registered and unregistered copyrights (including those in Computer Software and databases), all copyrightable works, and all registrations, renewals and applications to register the same.

                  "Debt" shall mean any liability on (i) a right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such a right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  "Disclosure Schedule" shall mean the disclosure schedule of even date herewith delivered to Purchaser by Parent and Seller simultaneously with the execution hereof.

                  "DOJ" shall mean the Antitrust Division of the United States Department of Justice.

                  "Due Date" shall mean, with respect to any Tax Return, the date such return is due to be filed (taking into account any valid extensions).

                  "Employee" shall have the meaning set forth in Section 5.6(a).

                  "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

                  "Entire Parent Transaction" shall have the meaning set forth in Section 5.12(b).

                  "Environmental Claim" shall mean a claim for indemnification or defense arising out of Section 8.1(c), including reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser arising under Section 8.1(c).

                  "Environmental Law" shall mean all federal, state or local laws governing pollution or the protection of the environment in effect on the date hereof and on the Closing Date.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Excluded Taxes" shall mean (a) any Taxes attributable to or arising out of any breach of Section 5.4(j)(ii), (b) any Taxes allocated under
Section 5.4(b)(i) to a Tax period (or portion thereof) beginning after the Closing but excluding any Taxes resulting from a breach of a representation contained in Section 3.21(g) or 3.22(e) and (c) any Transfer Taxes for which Purchaser is liable pursuant to Section 5.4(c).

                  "Financial Statements" shall mean the following financial statements presenting the financial condition of Merisel Open Computing Alliance (a division of Merisel, Inc.): (a) the divisional balance sheets of MOCA as of December 31, 1998 and 1999, and the related statements of divisional operations, changes in equity, and cash flows for each of the three years ended December 31, 1999, all certified by Deloitte & Touche LLP, independent certified public accountants, whose reports thereon are included therein, and (b) an unaudited divisional balance sheet of MOCA as of June 30, 2000 and the related statements of divisional operations, changes in equity, and cash flows for the quarterly period then ended.

                  "FTC" shall mean the United States Federal Trade Commission.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

                  "HSR  Act"   shall   mean  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

                  "Incremental Tax Cost" shall have the meaning ascribed to it in Section 5.4(j).

                  "Insurance Policy" shall mean any insurance policy maintained by Parent or any of its Affiliates.

                  "Intellectual Property" shall mean all of the following:
Trademarks, Patents, Computer Software, Copyrights, Masks, Intellectual Property Licenses and Trade Secrets.

                  "Intellectual Property Licenses" shall mean all licenses, sublicenses and agreements pursuant to which the Company has acquired rights in or to any Intellectual Property.

                  "Knowledge of Parent and Seller" shall mean the knowledge after due inquiry, of any person listed in Section 9.1 of the Disclosure Schedule of Parent, Seller and the Company, respectively.

                  "Knowledge of Purchaser" shall mean the knowledge after due inquiry, of any executive officer of Purchaser.

                  "Lease" shall mean each lease pursuant to which the Company leases any real or personal property (excluding leases relating solely to personal property calling for rental or similar periodic payments not exceeding $10,000 per annum).

                  "Lease Agreement" shall mean the lease or sublease between Seller, Parent, any of its Affiliates and the Company on the terms set forth on Exhibit B.

                  "Licenses" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Entity.

                  "Losses" shall mean any and all losses, costs, liabilities, damages, claims, demands, judgments, orders, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable professional fees and expenses).

                  "Masks" shall mean all mask works and all applications, registrations and renewals in connection therewith.

                  "MCF" shall mean Merisel Capital Funding, Inc., a Delaware corporation.

                  "MCF Note" shall mean the note owing from MCF to the Company.

                  "MCF Receivables" shall have the meaning set forth in Section 5.9(b).

                  "MOCA" shall mean Merisel Open Computing Alliance, a division of Merisel, Inc.

                  "Objections" shall have the meaning set forth in Section 1.3
(d).

                  "Parent" shall mean Merisel, Inc., a Delaware corporation.

                  "Parent Transaction" shall have the meaning set forth in
Section 5.14(a).

                  "Patents" shall mean all issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions,
continuations,   continuations-in-part,   reissues,   reexaminations,   and
extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and
similar  statutory  rights  and  all  inventions   (whether  patentable  or
unpatentable and whether or not reduced to practice) and all inventions thereon.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Person"   shall   mean   a   natural   person,   partnership,
corporation,   limited  liability  company,  business  trust,  joint  stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "Plan"  shall  mean  each  deferred   compensation   and  each
incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination, change of control or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any director, employee or former employee of the Company.

                  "Preliminary Closing Balance Sheet" shall mean the preliminary combined statement of financial position of the Company at the Closing prepared prior to the Closing, without giving effect to the Transactions except for the repurchase of accounts receivable by the Company pursuant to
Section 5.8(b) which shall be reflected in the Preliminary  Closing Balance
Sheet,   in  accordance   with  GAAP  (as  adjusted   consistent  with  the
reconciliations reflected in Section 1.3(b) of the Disclosure Schedule), consistently applied, and in a manner consistent with the Balance Sheet.

                  "Preliminary Working Capital" shall mean Working Capital of the Company, as calculated in accordance with the Preliminary Closing Balance Sheet and the provisions of Section 5.8(b).

                  "Pricing Balance Sheet" shall mean the unaudited balance sheet of MOCA as of March 31, 2000.

                  "Purchase Price" shall mean the amount set forth in Section
1.2.

                  "Purchaser" shall mean Arrow Electronics, Inc., a New York corporation.

                  "Purchaser Indemnified Persons" shall mean Purchaser and each of its Affiliates.

                  "Purchaser  Losses"  shall  mean  any and all  actual  losses,
liabilities,   damages,   judgments,   settlements,   Taxes,  and  expenses
(including  interest and penalties  recovered by a third party with respect
thereto  and  reasonable   attorneys'  fees  and  expenses  and  reasonable
accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser arising under Article VIII) incurred by the Company or any of the Purchaser Indemnified Persons that arise out of any breach by Parent or

Seller of any of Parent's or Seller's representations and warranties contained in Article III or any breach by Parent or Seller of their covenants or obligations to be performed after the Closing; provided, however, that the term "Purchaser Losses" shall not include the Taxes and related losses and liabilities described in Section 8.1(b).

                  "Section 338(h)(10) Election" shall have the meaning set forth in Section 5.4(j).

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Seller" shall mean Merisel Americas, Inc., a Delaware corporation.

                  "Seller Indemnified Persons" shall mean Parent, Seller and each of their respective Affiliates.

                  "Seller   Losses"  shall  mean  any  and  all  actual  losses,
liabilities,   damages,  judgments,  settlements  and  expenses  (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Parent or Seller arising under Article VIII) incurred by any of the Seller Indemnified
Persons  that arise out of any breach by  Purchaser  of any of  Purchaser's
representations   and  warranties   contained  in  Article  IV  or  any  of
Purchaser's  covenants  or  obligations  be  performed  after the  Closing.

                  "Shares" shall mean shares of common stock, par value $0.01, issued by the Company.

                  "Straddle   Period"  shall  mean  a  taxable  year  or  period
beginning on or before, and ending on or after, the Closing Date.

                  "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

                  "Sun" shall mean Sun Microsystems, Inc.

                  "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, real and personal property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp withholding and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

                  "Tax Benefits" shall mean the sum of any increased deductions, losses, or credits then allowable or allowable in future years or decreases in income, gains or recapture of tax credits then allowable (including by way of amended Tax Returns) or allowable in future years.

                  "Tax Benefits Actually Realized" shall mean (i) any refund of Taxes actually received as a result of a Tax Benefit, (ii) a Tax Benefit applied against other Taxes due, or (iii) a Tax Benefit applied on a Tax Return to reduce the amount of Taxes otherwise payable.

                  "Taxing Authority" shall mean any federal, state, local or foreign Governmental Entity responsible for the imposition of any Taxes.

                  "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement or other documents (including any related or supporting information) required to be filed with respect to Taxes, and including any amendment thereof.

                  "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

                  "Trademarks" shall mean all U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names, and domain names, including all goodwill associated therewith, and all registrations, renewals and applications to register the same.

                  "Trade Secrets" shall mean all trade secrets and confidential business information, including without limitation, all research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, flowcharts, block diagrams, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals.

                  "Transactions" shall mean all the transactions provided for or contemplated by this Agreement.

                  "Transition   Services  Agreement"  shall  mean  that  certain
Transition Services Agreement to be entered into by Seller and Purchaser at Closing.

                  "Transfer Taxes" shall mean all sales (including bulk sales), use, transfer (including real property transfers or gains), filing, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar Taxes and fees, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

                  "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, as amended.

                  "Working Capital" shall mean (a) accounts receivable and inventory minus (b) accounts payable of the Company.

Section 9.2       Interpretation.
                  --------------

(a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

(c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

(f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(g) The parties have  participated  jointly in the  negotiation  and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


                                   ARTICLE X

                                  MISCELLANEOUS

Section 10.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as otherwise specifically provided in this Agreement.

Section 10.2 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if mailed, delivered personally, facsimiled (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Purchaser, to:

                           Arrow Electronics, Inc.
                           25 Hub Drive
                           Melville, New York 11747,
                           Attention:  Executive Vice President
                           Telephone:  (516) 391-1830
                           Facsimile:  (516) 391-1683

               with a copy (which shall not constitute notice) to:

                           Milbank, Tweed, Hadley & McCloy LLP
                           1 Chase Manhattan Plaza
                           New York, New York 10005
                           Attention:  Howard S. Kelberg, Esq.
                           Telephone:  (212) 530-5530
                           Facsimile:  (212) 530-5219

if to Parent or Seller, to:

                           Merisel, Inc.
                           200 Continental Boulevard
                           El Segundo, CA  90245-0984
                           Attention: Chief Financial Officer
                           Telephone: (310) 615-3080
                           Facsimile: (310) 615-1234
               with a copy (which shall not constitute notice) to:

                           Merisel, Inc.
                           200 Continental Boulevard
                           El Segundo, CA  90245-0984
                           Attention:  General Counsel
                           Telephone:  (310) 615-3080
                           Facsimile: (310) 615-6819

                           and

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue
                           Los Angeles, CA  90071
                           Attention:  Joseph J. Giunta, Esq.
                           Telephone:  (213) 687-5040
                           Facsimile:  (213) 687-5600

Section 10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 10.5 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

Section 10.6 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

Section 10.8 Venue. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a federal or state court sitting in the State of Delaware; provided, however, that such consent to jurisdiction is solely for the purposes referred to in this
Section 10.8 and shall not be deemed a general submission to the jurisdiction of said courts in the State of Delaware.

Section 10.9 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 10.10 Extension; Waiver. At any time prior to the Closing Date, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 10.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, provided, however, that Purchaser may assign without Parent's or Seller's consent any or all of its rights, interests and obligations hereunder (including without limitation its respective rights under Article VIII) to a wholly-owned Subsidiary of Purchaser; provided, further, that any such

Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, and no such assignment shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, Purchaser, Parent and Seller have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                             ARROW ELECTRONICS, INC.



                                   By:/s/Robert Klatell
                                      ----------------------------------
                                      Name:  Robert E. Klatell
                                      Title: Executive Vice President


                                  MERISEL, INC.


                                   By:/s/Timothy N. Jenson
                                      -----------------------------------
                                      Name:  Timothy N. Jenson
                                      Title: Executive Vice President and Chief
                                             Financial Officer


                             MERISEL AMERICAS, INC.


                                   By:/s/Timothy N. Jenson
                                      -----------------------------------
                                      Name:  Timothy N. Jenson
                                      Title: Executive Vice President and Chief
                                             Financial Officer